As filed with the Securities and Exchange Commission on January 31, 2014

File No. 001-09769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Lands’ End, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-2512786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

(608) 935-9341

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

LANDS’ END, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions—Our Relationship with Sears Holdings Following the Spin-Off,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities and Store Locations.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Spin-Off,” “Executive Compensation” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Spin-Off,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Indemnification and Limitation of Liability of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Audited Financial Statements,” “Index to Unaudited Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Audited Financial Statements,” “Index to Unaudited Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Sears Holdings Corporation and Lands’ End, Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Lands’ End, Inc.*

3.2	Form of Amended and Restated Bylaws of Lands’ End, Inc.*

10.1	Form of Transition Services Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.*

10.2	Form of Tax Sharing Agreement by and between Sears Holdings Corporation and Lands’ End, Inc.*

10.3	Form of Master Lease Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.*

10.4	Form of Master Sublease Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.*

10.5	Form of Lands’ End Shops at Sears Retail Operations Agreement by and between Sears, Roebuck and Co. and Lands’ End, Inc.*

10.6	Form of Shop Your WaySM Retail Establishment Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.*

10.7	Form of Financial Services Agreement by and between Sears Holdings Management Corporation and Lands’ End, Inc.*

10.8	Form of Buying Agency Agreement by and between Sears Holdings Global Sourcing, Ltd. and Lands’ End, Inc.*

10.9	Letter from Sears Holdings Corporation to Edgar Huber relating to employment, dated July 18, 2011.***†

10.10	Executive Severance Agreement dated and effective as of July 18, 2011 between Sears Holdings Corporation and its affiliates and subsidiaries and Edgar Huber.***†

10.11	Letter from Lands’ End, Inc. to Michael Rosera relating to employment, dated June 27, 2012.***

10.12	Executive Severance Agreement dated and effective as of July 2, 2012 between Sears Holdings Corporation and its affiliates and subsidiaries and Michael Rosera.***†

21.1	Subsidiaries of Lands’ End, Inc.**

99.1	Information Statement of Lands’ End, Inc., preliminary and subject to completion, dated January 31, 2014.**

99.2	Form of Notice of Internet Availability of Information Statement Materials.*

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.
†	Confidential treatment requested as to certain terms in this agreement; these terms have been omitted from this filing and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDS’ END, INC.

By:	/s/ Edgar O. Huber

Name:	Edgar O. Huber
Title:	Chief Executive Officer

Date: January 31, 2014